UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

_____________________________
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12
Better Home & Finance Holding Company
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On August 18, 2026, Better Home & Finance Holding Company issued the following press release.

Better Home & Finance Files Lawsuit Against Former CEO Vishal Garg to Protect Shareholders in the Face of Garg’s Blatant Misrepresentations and Violations of Federal Securities Laws

Seeks Injunctive Relief Ordering Garg to Correct His False and Misleading Disclosures and Cease His Improper and Illegal Solicitation

NEW YORK--(BUSINESS WIRE)-- Better Home & Finance Holding Company (NASDAQ: BETR) (“Better” or the “Company”) today announced that it has filed a complaint (the “Complaint”) in the United States District Court for the Southern District of New York against Vishal Garg, the Company’s former Chief Executive Officer (“CEO”).

The independent directors of Better and Mr. Garg mutually agreed that Mr. Garg would step down and transition out of his role as part of a planned leadership transition, believing that the Company was in need of new leadership. Mr. Garg has subsequently changed his position and has been running an illegal, scorched-earth campaign to replace the Board and get himself reinstated as CEO of Better. He has done so through a series of blatant misrepresentations, with the assistance of a group of undisclosed shareholders, all in violation of clear federal securities laws.

Specifically, the Complaint alleges that Mr. Garg violated Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by secretly assembling a group of shareholders (the “Group”) to act together to carry out his self-serving agenda and failing to timely disclose the formation of the Group, its members, arrangements between the members, shareholdings and other required information. As recently as yesterday in a securities filing, Mr. Garg claimed to be acting alone when the Company is aware of definitive evidence that he is not.

The Complaint further alleges that Mr. Garg violated Section 14(a) of the Exchange Act by issuing a series of misleading communications—claiming, for example, that more than 50% of the voting power of the Company supported his efforts—and solicited shareholder support without first filing a definitive consent solicitation statement as required by the federal securities laws.

The Complaint seeks declaratory and injunctive relief determining that Mr. Garg has violated Sections 13(d) and 14(a) of the Exchange Act, that Mr. Garg must file a complete and accurate Schedule 13D disclosing the existence, composition, purpose and plans of the Group, that Mr. Garg must correct his materially false and misleading statements, that Mr. Garg must cease his improper solicitation until he has filed a definitive consent solicitation statement and that all purported consents, authorizations or other expressions of shareholder support procured by Mr. Garg through his unlawful solicitation are void and of no legal effect.

These shocking actions by Mr. Garg are an affront to shareholder democracy and serve to benefit only Mr. Garg. The Company is committed to protecting shareholders from Mr. Garg’s improper attempt to seize control of the Board under cloak of darkness and to ensuring that shareholders have access to accurate, complete and timely information.

Shareholders do not need to take any action at this time.

ABOUT BETTER HOME & FINANCE

Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Better has leveraged its industry-leading AI platform, Tinman®, to achieve its singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy™, the first AI loan agent built exclusively for the mortgage industry, revolutionizes the homebuying journey by answering questions, delivering approvals, comparing products, processing rate locks, and moving their loan application along to closing 24/7/365. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage and home equity loans. Better serves customers in all 50 US states and the United Kingdom.

For more information, follow @betrmortgage on X and @betterdotcom on Instagram and TikTok.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Important Additional Information and Where to Find It

The Company intends to file a preliminary consent revocation statement with the U.S. Securities and Exchange Commission (the "SEC"), together with an accompanying WHITE consent revocation card, in opposition to the solicitation of written consents by Vishal Garg and the members of his group (collectively, the "Garg Group") seeking to remove members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the

SEC's website (www.sec.gov) and at the Company's investor relations website (investors.better.com).

Participants in the Solicitation

The Company, members of its Board of Directors and certain of its executive officers and employees may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with the Garg Group's consent solicitation. Information regarding such persons and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company's definitive proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026 (under the headings "Ownership of Our Common Stock," "Director Compensation" and "Executive Compensation"), in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 13, 2026, and in Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC on July 22, 2026 for each of Michael Farello (available here) and Hugh R. Frater (available here); May 21, 2026 for Vishal Garg (available here); August 6, 2026 for Daniel Lewis (available here); and July 22, 2026 for each of Arnaud Massenet (available here), Bhaskar Menon (available here), Prabhu Narasimhan (available here), and Harit Talwar (available here). To the extent any such person's holdings of the Company's securities have changed since the filings identified above, such changes have been or will be reflected in Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the consent revocation statement and other materials to be filed by the Company with the SEC. These documents may be obtained free of charge from the sources indicated above.